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                                                                     EXHIBIT 2.2

                           RECAPITALIZATION AGREEMENT

        This Recapitalization Agreement (the "Agreement") is entered into as of June 28, 2001 (the "Closing Date") by and among TransWestern Holdings, L.P., a Delaware limited partnership (the "Partnership"), TransWestern Communications Company, Inc., a Delaware corporation and the general partner of the Partnership (the "Company"), TransWestern Publishing Company, LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership ("TransWestern"), the persons listed on the Schedule of New Investors attached hereto (collectively, the "New Investors"; each a "New Investor"), the persons listed on the Schedule of Selling Investors attached hereto (collectively, the "Selling Investors"; each a "Selling Investor"), and the persons listed on the Schedule of New Investors and designated as "Reinvesting Managers" (collectively, the "Reinvesting Managers"; each a "Reinvesting Manager")).

        The New Investors, the Selling Investors, and the Reinvesting Managers, sometimes are referred to herein collectively as the "Investors" and individually as an "Investor". The Investors holding an interest in the Partnership and/or the Company prior to the date hereof are the "Existing Investors."

        The parties to this Agreement desire to effect a recapitalization of the Partnership and the Company in which:

                (1) each Existing Investor surrenders a portion of their Class A Units in exchange for Preferred Units, as described on the Schedule of Preferred/Class A Unit Exchanges;

                (2) each Existing Investor who owns Class B Units prior to the date hereof exchanges such Class B Units for Preferred Units and Class A Units of the Partnership, as described on the Schedule of Existing Class B Unit Exchanges;

                (3) certain Selling Investors sell to certain New Investors identified on the Purchase and Sale Schedule Preferred Units of the Partnership ("Preferred Units"), Class A Units of the Partnership ("Class A Units") and shares of common stock of the Company ("Shares"), as described in
                        Part I of the Purchase and Sale Schedule;

                (4) certain Selling Investors sell Preferred Units and Class A Units to the Partnership, as described in Part II of the Purchase and Sale Schedule;

                (5) certain New Investors purchase newly issued Preferred Units and Class A Units from the Partnership, as described in Part III of the Purchase and Sale Schedule; and

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                (6)     certain of the Existing Investors that have elected to
                        be a New Investor continue to hold, or distribute to certain of their respective partners, some or all of the Preferred Units, Class A Units and Shares held by such Investor prior to the date hereof, as reflected on the Schedule of New Investors.

        The capitalization of the Partnership and the Company after the effectiveness of the transactions described above, but before giving effect to the issuance of new Class B Units to certain employees of TransWestern will be as set forth on the Schedule of New Investors.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the mutual receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby covenant and agree as follows:

        1. Pre-Recapitalization Transactions.

               1.1 Amendment to Partnership Agreement. Effective as of the completion of the transactions described below in Section 2 (the "Recapitalization Transactions"), the Investors and the Company shall have amended and restated the agreement of limited partnership of the Partnership in accordance with the terms thereof in the form of the Fourth Amended and Restated Agreement of Limited Partnership attached hereto as Exhibit A (the "Amended Partnership Agreement").

               1.2 Preferred/Class A Unit Exchange. Prior to the
Recapitalization Transactions, on the Closing Date, the Existing Investors shall surrender a portion of their respective Class A Units in exchange for Preferred Units, such that after giving effect to such exchange, each Existing Investor owns a strip of Preferred Units and Class A Units in a ratio of 1 to 1 as reflected on the Schedule of Preferred/Class A Unit Exchanges.

               1.3 Exchange of Class B Units. Prior to the Recapitalization Transactions, on the Closing Date, the Partnership shall issue Class A Units and Preferred Units to each Existing Investor that holds Class B Units prior to the execution of this Agreement, in each case in the amounts set forth opposite such Existing Investor's name on the Schedule of Existing Class B Unit Exchanges, in exchange for all of the Class B Units held by such Existing Investor immediately prior to the execution of this Agreement.

               1.4 Authorization. Prior to the Recapitalization Transactions, the Partnership shall authorize the issuance to certain New Investors, in the aggregate, of 482,840.316 Preferred Units, 482,840.316 Class A Units and 8,000 Class B Units, each having the rights and privileges set forth in the Amended Partnership Agreement.

        2. Recapitalization Transactions. Upon the terms set forth herein, on the Closing Date, the transactions described in this Section 2 shall occur in the following sequence:

               2.1 Issuance and Sale of Units and Shares. The Partnership shall issue to certain New Investors and such New Investors shall purchase from the Partnership, the Class A Units and Preferred Units set forth opposite such New Investor's name on Part III of the Purchase and Sale

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Schedule, at a price per Class A Unit of $180.77 and a price per Preferred Unit of $78.20, respectively.

               2.2 Redemption. The Partnership shall redeem from certain Selling Investors, and such Selling Investors shall sell to the Partnership, the number of Preferred Units and Class A Units set forth with respect to such Selling Investors on Part II of the Purchase and Sale Schedule, at a price per Class A Unit of $180.77 and a price per Preferred Unit of $78.20, respectively.

               2.3 CIVC In-Kind Distribution. CIVC Partners III shall distribute to its partners, all of its Preferred Units, Class A Units and Shares, all as reflected on Part IV of the Purchase and Sale Schedule.

               2.4 THL In-Kind Distribution. Thomas H. Lee Equity Fund III, L.P. ("THL Fund III") shall distribute to its general partner 69,871.37 Preferred Units, 69,871.37 Class A Units and 477.96 Shares, all as reflected on Part IV of the Purchase and Sale Schedule.

               2.5 Purchase and Sale of Existing Units and Shares. Each Selling Investor shall sell to the New Investor or to the Partnership, as the case may be, set forth opposite such Selling Investor's name on Part I of the Purchase and Sale Schedule, and such New Investor or the Partnership, as applicable, shall purchase from such Selling Investor the number of Class A Units, Preferred Units and Shares, if any, set forth opposing such Selling Investor's name on
Part I of the Purchase and Sale Schedule at a price per Class A Unit of $180.77, a price per Preferred Unit of $78.20, and a price per Share of $578.12, respectively.

               2.6 CIVC Partners Transfer to CIVC Partners IIIA. The individuals listed on Part V of the Purchase and Sale Schedule shall transfer to CIVC Partners IIIA 9,888.57 Preferred Units, 9,888.57 Class A Units and 67.65 Shares, all as reflected on Part V of the Purchase and Sale Schedule.

               2.7 Purchase of Units by THL Equity Advisor. THL Equity Investor Limited Partnership III (the "THL Equity Advisor") shall purchase Preferred Units and Class A Units from the Partnership and the Selling Investor identified on Part VI of the Purchase and Sale Schedule, at a price per Class A Unit of $180.77 and a price per Preferred Unit of $78.20, respectively.

        3. Closing. To effect the closing of the transactions contemplated herein (the "Closing"), the parties shall take the following actions and make the following deliveries on the Closing Date:

               3.1 Each New Investor that is designated on Part III of the Purchase and Sale Schedule as purchasing newly issued Preferred Units and Class A Units from the Partnership shall deliver to the Partnership, by wire transfer of immediately available funds to an account designated by the Partnership the aggregate purchase price with respect to such securities set forth opposite such New Investor's name on Part I of the Purchase and Sale Schedule.

               3.2 Each New Investor acquiring Preferred Units, Class A Units and Shares from a Selling Investor pursuant to Section 2.5 or Section 2.7 shall deliver to the Selling Investor designated on Part I of the Purchase and Sale Schedule the aggregate purchase price to be paid to


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such Selling Investor by such New Investor as reflected on Part I of the
Purchase and Sale Schedule, by wire transfer of immediately available funds to an account designated by such Selling Investor.

               3.3 The Partnership shall deliver to certain Selling Investors the aggregate purchase price to be paid by the Partnership for the Preferred Units and Class A Units to be purchased from such Selling Investor by the Partnership as reflected on Part II of the Purchase and Sale Schedule, by wire transfer of immediately available funds.

               3.4 Each Selling Investor shall deliver to the New Investor to whom it is selling Shares, stock certificates evidencing the Shares to be sold by such Selling Investor to such New Investor, pursuant to Section 2.5, duly endorsed for transfer to such New Investor or its nominee, upon payment of the purchase price to be paid by such New Investor to such Selling Investor pursuant to Section 3.2 and shall cease to have any rights with respect to such Shares.

               3.5 Each Selling Investor shall deliver to the New Investor or the Partnership, as the case may be, to whom it is selling Units, certificates evidencing the Units to be sold by such Selling Investor to such New Investor or the Partnership, as the case may be, pursuant to Section 2.2, Section 2.5 or
Section 2.7, as applicable, duly endorsed for transfer to such New Investor or its nominee or the Partnership, upon payment of the purchase price to be paid by such New Investor or the Partnership, as the case may be, to such Selling Investor pursuant to Section 3.2 or Section 3.3, as applicable, and shall cease to have any rights with respect to such Units.

               3.6 The Partnership shall issue to each New Investor certificates evidencing the Units, if any, to be issued to such New Investor pursuant to Sections 2.1 or 2.7, registered in such New Investor's name or its nominee's name, and shall make all appropriate notations in its books and records to record the issuance and transfer to the New Investors of the Preferred Units, the Class A Units and, in some cases, Class B Units, being acquired by the New Investors from Selling Investors or the Partnership, as the case may be, upon payment of the purchase price therefor pursuant to the foregoing Sections 3.1 and 3.2, as applicable, and, in the case of Section 3.2, the Selling Investors shall cease to have any rights as limited partners of the Partnership relating to such Units.

               3.7 TransWestern shall enter into an employment agreement in form and substance acceptable to TransWestern with each of Laurence Bloch, Ricardo Puente, Joan Fiorito, Marybeth Brennan, Michael Bynum, Dennis Reinert and Ita Shea-Oglesby (the "Employment Agreements").

               3.8 The Company and the Partnership shall enter into an Executive Agreement in the form attached hereto as Exhibit B with (i) each of the Reinvesting Managers (and, in some cases, their respective purchaser designees) and (ii) each New Investor who is an employee of the Partnership, TransWestern and their subsidiaries (such Reinvesting Managers and other Persons being referred to herein collectively as the "Managers") and, upon payment by the Managers of the purchase price thereunder, shall issue to each such Manager new Class B Units to be issued to such Reinvesting Manager pursuant to his or her Executive Agreement.

               3.9 The Partnership shall execute and deliver to certain of the New Investors, the Management Agreement in the form attached hereto as Exhibit C.


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               3.10 The Company, the Partnership and each of the New Investors shall have entered into and delivered the Amended and Restated Investors Agreement, a form of which is attached hereto as Exhibit D.

               3.11 The Company, the Partnership and each of the New Investors shall enter into and deliver the Amended and Restated Registration Agreement, a form of which is attached hereto as Exhibit E.

               3.12 An officer of the Partnership and the Company shall certify as to the accuracy of the representations and warranties of the Partnership and the Company set forth in Section 4 of this Agreement.

               3.13 The Partnership shall make funding distributions to each Person identified on Schedule 3.13 (Funding Distributions) in the amounts set forth thereon opposite such Person's name, which funding distributions are being made to such Persons in respect of their direct or indirect investment in the Partnership in connection with the Recapitalization Transactions.

        4. Representations and Warranties by the Company and the Partnership. The Company and the Partnership jointly and severally represent and warrant to the Investors as follows:

               4.1 Organization. The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to carry on its business as now being conducted and to own and operate the properties and assets now owned and being operated by it. The Partnership is duly qualified or licensed to do business and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law as a result of the conduct of its business or the ownership of its properties.

        The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as now being conducted and to own and operate the properties and assets now owned and being operated by it. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which such qualification is necessary under the applicable law.

               4.2 Capitalization, Equity Ownership. Immediately following consummation of the transactions contemplated hereby, the authorized capital stock of the Company will consist of 10,000 shares of the Company's common stock 9,798.547 of which will be issued and outstanding to the New Investors and the capitalization of the Partnership will consist of 1,525,595.748 issued and outstanding Preferred Units, 1,525,595.748 issued and outstanding Class A Units and 8,000 issued and outstanding B Units, in each case as set forth in more detail on the Schedule of New Investors attached hereto; all of the foregoing securities of the Company and the Partnership will have been duly authorized and will be validly issued and fully paid and non-assessable and none of them will be issued in violation of any preemptive or other right; and, except as contemplated in this Agreement or the other agreements, instruments or documents delivered in connection with the transactions contemplated hereby, neither the Company nor the Partnership will be a party to or bound by any contract, agreement or arrangement to issue, sell or otherwise dispose of or redeem, purchase or otherwise acquire any capital stock, partnership interest or any other security of the Company or the


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Partnership or any other security exercisable or exchangeable for or convertible into any capital stock, partnership interest or any other security of the Company or the Partnership, and there will not be any outstanding option, warrant or other right to subscribe for or purchase, or contract, agreement or arrangement with respect to, any capital stock, partnership interest or any other security of the Company or the Partnership or any other security exercisable or convertible into any capital stock, partnership interest or any other security of the Company or the Partnership.

               4.3 Authority. The Company, the Partnership and TransWestern, as applicable, have the power to enter into this Agreement and all other agreements, instruments and documents executed and delivered by the Company or the Partnership pursuant to this Agreement (collectively, the "TransWestern Delivered Documents") and to carry out their respective obligations thereunder. The execution, delivery and performance of the TransWestern Delivered Documents and the consummation of the transactions contemplated thereby have been duly authorized by the Company, the Partnership and TransWestern, as applicable, and no other proceeding or approval on the part of the Company, the Partnership or TransWestern is necessary to authorize the execution and delivery of the TransWestern Delivered Documents or the performance of any of the transactions contemplated thereby. Assuming due authorization, execution and delivery of the TransWestern Delivered Documents by the other parties thereto, the TransWestern Delivered Documents will be legal, valid and binding obligations of the Company, the Partnership and TransWestern, as applicable, enforceable against the Company or the Partnership in accordance with their respective terms.

               4.4 No Violation. Neither the execution, delivery or performance of any of the TransWestern Delivered Documents nor the consummation of any of the transactions contemplated thereby (i) will violate or conflict with the Certificate of Limited Partnership of the Partnership or the Amended Partnership Agreement, (ii) will violate or conflict with the Company's Certificate of Incorporation or By-Laws, (iii) will result in any breach of or default under any provision of any material contract or agreement to which the Company, the Partnership or TransWestern is a party or by which the Company, the Partnership or TransWestern is bound or to which any property or assets of the Company, the Partnership or TransWestern is subject, (iv) is prohibited by or requires the Company, the Partnership or TransWestern to obtain or make any consent, authorization, approval, registration or filing under any statute, law, ordinance, regulation, rule, judgment, decree or order of any court or governmental agency, board, bureau, body, department or authority, or of any other person, (v) will cause any acceleration of maturity of any note, instrument or other obligation to which the Company, the Partnership or TransWestern is a party or by which the Company, the Partnership or TransWestern is bound or with respect to which the Company, the Partnership or TransWestern is an obligor or guarantor, or (vi) will result in the creation or imposition of any and all liens, claims, charges, restrictions, equities, taxes and encumbrances of every kind or description (collectively "Encumbrances" and individually an "Encumbrance") upon or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to the equity or any of the properties, assets, business, agreements or contracts of the Company, the Partnership or TransWestern, except as may be required in connection with the loan facilities under the Second Amended and Restated Credit Agreement, dated as of the date hereof, among TransWestern, WorldPages.com, Inc., TWP Capital Corp. II, Canadian Imperial Bank of Commerce, First Union National Bank and FleetBoston National Bank (the "Senior Credit Facility").


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               4.5 No Undisclosed Liabilities, Etc. Since December 31, 2000
(except (i) for the transactions contemplated by this Agreement and (ii) as set forth in Schedule 4.5 (Liabilities) attached hereto):

                      4.5.1 Neither the Company, the Partnership nor TransWestern has incurred any liability or obligation (absolute, accrued, contingent or otherwise) of any nature affecting the Company, the Partnership or TransWestern or any of their properties or assets, other than liabilities and obligations incurred in the ordinary course of business, that would properly be reflected or reserved against in a balance sheet prepared in conformity with the Partnership's or the Company's historical practices; and

                      4.5.2 TransWestern's backlog (i.e., all sales of advertising to be included in directories to be published) has been produced in the ordinary course of the business of TransWestern in quantities that are not materially greater or less than those required for the current operation of the business of TransWestern.

               4.6 Absence of Certain Changes. Since December 31, 2000 (except
(i) for the negotiation, execution and delivery of this Agreement or (ii) as contemplated by this Agreement:

                      4.6.1 Neither the Company, the Partnership nor TransWestern has had any change in their condition, operations, business, properties, assets or liabilities, except where such changes would not reasonably be expected to have a materially adverse effect on the business, assets, condition (financial or otherwise) or operating results of the Company, the Partnership and TransWestern and their respective subsidiaries, taken as a whole (a "Material Adverse Effect");

                      4.6.2 Except for the transactions contemplated in this Agreement, neither the Company, the Partnership nor TransWestern has issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any equity interests or any other security of the Company, the Partnership or TransWestern and has not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any equity interests or any other security of the Company, the Partnership or TransWestern;

                      4.6.3 (i) Except for normal periodic increases in the ordinary course of business consistent with past practice, there has not been any increase in the compensation payable or to become payable by the Company, the Partnership nor TransWestern to any of their respective directors, officers, employees or agents (collectively, "Personnel"),
        (ii) other than in the ordinary course of business and other than bonus payments being made in connection with the Recapitalization Transactions, there has not been any bonus, incentive compensation, service award or other like benefit granted, made or accrued, contingently or otherwise, for or to the credit of any of the Personnel,
        (iii) there has not been any employee welfare, pension, retirement, profit-sharing or similar payment or arrangement made or agreed to by the Company, the Partnership or TransWestern for any Personnel except pursuant to existing plans and arrangements described in Schedule 4.6 (Employee Plans) (collectively, the "Plans"), or (iv) other than the Employment Agreements, there has not been any new


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        employment or consulting agreement to which the Company, the Partnership or TransWestern is a party;

                      4.6.4 No property or asset of a material nature to the Company, the Partnership or TransWestern has been sold, transferred or otherwise disposed of, and neither the Company , the Partnership nor TransWestern has agreed to sell, transfer or otherwise dispose of, any of their respective material properties or assets, except in the ordinary course of business;

                      4.6.5 No property or asset of a material nature to the Company, the Partnership or TransWestern has been subjected to any Encumbrance and neither the Company, the Partnership nor TransWestern has agreed to subject any of their respective material properties or assets to any Encumbrance, except for (a) tax liens with respect to taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with generally accepted accounting principles, consistently applied; (b) deposits or pledges made in connection with, or to secure payment of, utilities or similar services, workers' compensation, unemployment insurance, old age pensions or other social security obligations; (c) purchase money security interests in any property acquired by the Company, the Partnership or TransWestern; (d) interests or title of a lessor under any lease under which the Company, the Partnership or TransWestern is the lessee; (e) mechanics', materialmen's or contractors' liens or encumbrances or any similar lien or restriction; (f) easements, rights-of-way, restrictions and other similar charges and encumbrances not interfering with the ordinary conduct of the business of the Company or detracting from the value of the assets of the Company, Partnership or TransWestern; (g) liens outstanding on the date hereof pursuant to agreements which will be satisfied as of the Closing; and (h) liens securing indebtedness under the Senior Credit Facility (collectively, "Permitted Encumbrances"); and

                      4.6.6 There has not been any amendment or termination of any contract, agreement or license that would reasonably be expected to have a Material Adverse Effect.

               4.7 Title to and Condition of Properties and Assets. The Company, the Partnership and TransWestern have good and marketable title to all of their respective assets and properties, subject to no Encumbrance (other than Permitted Encumbrances). The Company's and the Partnership's material facilities, machinery, furniture, office and other equipment are in good operating condition and repair, subject only to ordinary wear and tear, and neither the Company, the Partnership nor TransWestern nor any of their respective assets or properties is in material violation of any applicable ordinance, regulation or building, zoning, environmental or other law in respect thereof.

               4.8 Leased Property. Attached as Schedule 4.8 (Property) is a true and complete list of all property owned or leased by the Company, the Partnership or TransWestern. Each lease set forth in Schedule 4.8 (Property) pursuant to which the Company, the Partnership or TransWestern leases any real property or personal property is in full force and effect and is valid and enforceable in accordance with its terms. There is not under any such lease any default by the Company, the Partnership or TransWestern, or any event that with notice or lapse of time or both would constitute


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such a default by the Company, the Partnership or TransWestern and with respect to which the Company, the Partnership or TransWestern has not taken adequate steps to prevent such default from occurring, except for any such default as had not had and would not reasonably be expected to have a Material Adverse Effect; all of such events, if any, and the aforesaid steps taken by the Company, the Partnership or TransWestern are set forth in Schedule 4.8 (Leased Property). There is not under any such lease any default by any other party thereto or any event that with notice or lapse of time or both would constitute such a default thereunder by such party, which default has had or would reasonably be expected to have a Material Adverse Effect.

               4.9 Material Contracts. All Material Contracts to which the Company, the Partnership or TransWestern is a party or by which the Company, the Partnership or TransWestern are bound are listed on Schedule 4.9 (Material Contracts). Except as disclosed on Schedule 4.9 (Material Contracts), each Material Contract is valid and subsisting and the Company, the Partnership or TransWestern, as applicable, has duly performed in all material respects all its obligations under each such Material Contract to which it is party to the extent that such obligations to perform have accrued and no breach or default, or, to the knowledge of the Company, the Partnership or TransWestern, any other party or obligor thereunder, has occurred or as a result of the execution, delivery and performance of this Agreement. For purposes hereof, a "Material Contract" of the Partnership, the Company or TransWestern means any agreement, arrangement, bond, commitment, indemnity, lease or license to which such person is a party that (a) by its terms obligates such Person to pay an amount in excess of $50,000 per year and which cannot be terminated or canceled by such Person without liability or penalty upon 60 days' or less prior notice (but not including any advertising sale contract between TransWestern and any of its customers), (b) limits or restricts the ability of such Person to compete or to conduct its business in any manner or place, (c) is a credit agreement, note, bond, mortgage, deed of trust or indenture evidencing any indebtedness of such Person for borrowed money, is a guaranty or obligation, other than pursuant to the Plans, of any affiliate, officer or director, of such Person, from or to such Person (but not including any advertising sale contract between TransWestern and any of its customers), or (d) the termination of which would have a Material Adverse Effect (but not including any advertising sale contract between the Partnership and any of its customers); provided, however, that "Material Contracts" shall not mean or include any of the Plans.

               4.10 Litigation. Except as set forth in Schedule 4.10 (Litigation), there are no actions suits, proceedings or investigations, either at law or in equity, or before any commission or other administrative authority in any United States jurisdiction, of any kind now pending or, to the best of the Company's, the Partnership's or TransWestern's knowledge, threatened and involving in excess of $150,000, involving the Company, the Partnership or TransWestern or which questions the validity of any TransWestern Delivered Document or which seeks to delay, prohibit or restrict in any manner any action taken or contemplated to be taken by the Company, the Partnership or TransWestern under any TransWestern Delivered Document.

               4.11 Patents, Copyrights and Trademarks. Schedule 4.11 (Intellectual Property) sets forth a complete list of all material copyrights, patents, trade names, trademarks and service marks, identifying whether registered or at common law, and all applications therefor that are pending or in the process of preparation (collectively, the "Intellectual Property Rights"), that are directly or indirectly owned, licensed, used, required for use or controlled in whole or in part by the Company,


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the Partnership or TransWestern and all licenses and other agreements allowing the Company, the Partnership or TransWestern to use Intellectual Property Rights of third parties in the United States. Except as otherwise set forth in Schedule
4.11 (Intellectual Property), TransWestern is the sole and exclusive owner of the Intellectual Property Rights listed therein, free and clear of any Encumbrance (other than Permitted Encumbrances) and such Intellectual Property Rights have not been and are not being challenged in any way or involved in any pending or threatened unfair competition proceeding. Except as set forth on
Schedule 4.11 (Intellectual Property), there has been and is no claim challenging the scope, validity or enforceability of any of the Intellectual Property Rights. Neither the Company, nor the Partnership has infringed, or is infringing or is subject to any unfair competition claim with respect to any service mark or trade name registration or application therefor, trademark, trademark registration or application therefor, copyright, copyright registration or application therefor, patent, patent registration or application therefor, or any other proprietary or intellectual property right of any person or entity and neither the Company, the Partnership nor TransWestern has received or has any knowledge, after due inquiry, of any such claim or other notice of any such violation or infringement. Except for the licenses listed in Schedule
4.11 (Intellectual Property), neither the Company, the Partnership nor TransWestern requires any license or other proprietary right to conduct its business as it is now being conducted.

               4.12 Compliance with Laws. The Company, the Partnership and TransWestern are in compliance with, and the execution and delivery of this Agreement and the other TransWestern Delivery Documents and the consummation by the Company, the Partnership and TransWestern of the transactions contemplated hereby and thereby (including, without limitation, the issuance to the New Investors of the Class A Units, Preferred Units and Shares pursuant to Section 2.1) will comply with, all federal, state and local statutes, laws, ordinances, regulations, rules, permits, judgments, orders or decrees applicable to the Company, the Partnership or TransWestern and there does not exist any basis for any claim of default under or violation of any such statute, law, ordinance, regulation, rule, judgment, order or decree except such defaults or violations, if any, that in the aggregate do not and will not result in a Material Adverse Effect. The Company, the Partnership and TransWestern are in compliance with (i) all applicable requirements of all United States, state and local governmental authorities with respect to environmental protection, including, without limitation, regulations establishing quality criteria and standards for air, water, land and hazardous materials, (ii) all applicable requirements of the Occupational Safety and Health Act of 1970 within the United States and all rules, regulations and orders thereunder and (iii) all applicable laws and related rules and regulations of all United States jurisdictions affecting labor union activities, civil rights or employment, including without limitation, in the United States, the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Equal Employment Opportunity Act of 1972, the Employee Retirement Income Security Act of 1974, the Equal Pay Act and the National Labor Relations Act, in each case, other than any such non-compliance which in the aggregate would not reasonably be expected to have a Material Adverse Effect.

               4.13 Governmental Authorizations and Regulations. Schedule 4.13 lists all material licenses, franchises, permits and other governmental authorizations held by the Company, the Partnership or TransWestern with respect to the conduct of their respective businesses. Such licenses, franchises, permits and other governmental authorizations are valid and neither the Company, the Partnership nor TransWestern has received any notice that any governmental authority intends to cancel, terminate or not renew any such license, franchise, permit or other governmental authorization. After the Closing, the Company, the Partnership or TransWestern will continue to hold all licenses, franchises, permits and other governmental authorizations necessary to the conduct of their respective businesses as currently conducted.

               4.14 Labor Matters. No employees of the Company, the Partnership or TransWestern are currently represented by a labor union or labor organization, no labor union or labor organization has been certified or recognized as a representative of any such employees, and neither the Company, the Partnership nor TransWestern have any obligation under any collective bargaining agreement or other agreement with any labor union or labor organization that, in any way, affects the Company, the Partnership or TransWestern. Neither the Company, the Partnership nor TransWestern have any obligation to recognize or deal with any labor union or labor organization concerning TransWestern, and there are no union agreements pertaining to or which determine the terms or conditions of employment of any employee of TransWestern. There are no pending or, to the Company's, the Partnership's or TransWestern's knowledge, threatened representation campaigns, elections or proceedings or investigations concerning union representation involving any employees of the Company, the Partnership or TransWestern. Neither the Company, the Partnership nor TransWestern have any knowledge of any activities or efforts of any labor union or labor organization (or representative thereof) to organize any employees of the Company, the Partnership or TransWestern nor of any demands for recognition or collective bargaining, nor of any strikes, slowdowns, work stoppages or lock-outs of any kind, or threats thereof, by or with respect to any employees of the Company, the Partnership or TransWestern or any actual or claimed representative thereof, and no such activities, efforts, demands, strikes, slowdowns, work stoppages or lock-outs occurred during the three year period preceding the date hereof. Neither the Company, the Partnership nor TransWestern is involved in any industrial or trade dispute or any dispute or negotiation regarding a claim of material importance with any labor union or labor organization concerning any employee of the Company, the Partnership or TransWestern, and there are no controversies, claims, demands or grievances of material importance pending or, so far as the Company, the Partnership or TransWestern is aware, threatened, between the Company, the Partnership or TransWestern and any of their respective employees or any actual or claimed representative thereof.

               4.15 Relationships. To the best of their knowledge, the relationships of TransWestern with material suppliers, distributors, dealers, sales representatives, customers and others having business relationships with them are generally satisfactory, and there is no indication of any intention by any party thereto to terminate or modify the terms of any of such relationships, except for any termination or modification which would not reasonably be expected to have a Material Adverse Effect.

               4.16 Employees. Except as set forth on Schedule 4.16 (Employees) attached hereto, there has been no resignation or termination of employment of any officer or key employee of the Company, the Partnership or TransWestern (each, a "Key Employee") and neither the Company, the Partnership nor TransWestern has any knowledge of any impending or threatened resignation or termination of employment of any Key Employee that would have a material adverse effect on the operations or business of the Company, the Partnership or TransWestern. Other than the Employment Agreements being executed and delivered as of the date hereof and other than obligations that will be assumed in connection with the acquisition of WorldPages.com, Inc., neither the Company, the Partnership nor TransWestern has entered into any severance or similar arrangement in respect of any of their respective present or former employees that will result in any obligation (absolute or contingent) of the Company, the Partnership or TransWestern to make any payment to any present or former employees following termination of employment.

               4.17 Compliance With Legislation Regulating Environmental Quality. To the knowledge of the Company, the Partnership and TransWestern, there are no toxic wastes or other toxic or hazardous substances or materials being stored or otherwise held on, under or about any of the real properties owned, leased or used by the Company, the Partnership or TransWestern (the "Facilities"). The Partnership has maintained the Facilities in compliance in all material respects with all federal, state and local environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses and local environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses and regulations, including but not limited to the Federal Water Pollution Control Act (33 U.S.C.
Section 1251 et seq.), Resource Conservation & Recovery Act (42 U.S.C. Section 6901 et seq.), Safe Drinking Water Act (21 U.S.C. Section 349, 42 U.S.C. Sections 2019 300f), Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), Clean Air Act (42 U.S.C. Section 7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.), California Health & Safety Code (Section 25100 et seq., Section 39000 et seq.), and California Water Code (Section 13000 et seq.). Neither the Company, the Partnership nor TransWestern is engaged in any printing or manufacturing activities.

               4.18 Brokers. There are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon the Company, the Partnership or TransWestern.

               4.19 Payments. Neither the Company, the Partnership nor TransWestern has, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of the Company, the Partnership or TransWestern, which either the Company, the Partnership or TransWestern knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and neither the Company, the Partnership nor TransWestern has participated directly in any boycotts or other similar practices affecting any of their actual or potential customers and have at all times done business in an open and ethical manner.

               4.20 Tax Matters. The Partnership, the Company and TransWestern (hereinafter referred to collectively as the "Taxpayers") have duly filed all tax reports and returns required to be filed by them, including all federal, state, local and foreign tax returns and reports. The Taxpayers have paid in full all taxes required to be paid by such Taxpayers before such payment became delinquent. The Taxpayers have made adequate provision, in conformity with generally accepted accounting principles consistently applied, for the payment of all taxes which may subsequently become due. All taxes which any Taxpayer has been required to collect or withhold have been duly collected or withheld and, to the extent required when due, have been or will be duly paid to the proper taxing authority. There are no audits known by the Taxpayers to be pending of the any of the Taxpayers tax returns, and there are no claims which have been asserted relating to any of the

Taxpayers' tax returns filed for any year which if determined adversely would result in the assertion by any governmental agency of any deficiency. There have been no waivers of statutes of limitations by any of the Taxpayers. None of the Taxpayers has filed a statement under Section 341(f) of the Internal Revenue Code of 1986, as may be amended from time to time (the "Code") (or any comparable state income tax provision) consenting to have the provisions of
Section 341(f)(2) (collapsible corporations provisions) of the Code (or any comparable state income tax provision) apply to any disposition of any of the Taxpayers' assets or property. No property of the Taxpayers is property which the Partnership or the Company is or will be required to treat as owned by another person pursuant to the provisions of Section 168(f) (safe harbor leasing provisions) of the Code. Neither of the Taxpayers are a party to any tax-sharing agreement or similar arrangement with any other party. For the purpose of this Agreement, any federal, state, local or foreign income, sales, use, transfer, payroll, personal property, occupancy or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest or penalty thereon, is referred to as a "tax." The Partnership has properly filed an election pursuant to Section 754 of the Code and such election has not been revoked or otherwise terminated.

               4.21 No Untrue Statements. No statements by the Company or the Partnership contained in this Agreement (including all Exhibits, Schedules and certificates delivered pursuant hereto) and, to the knowledge of Laurence H. Bloch, Ricardo Puente and Joan Fiorito, no written statement (other than budgets or projections) furnished to the New Investors or their respective representatives by the Company or the Partnership or at the direction of any officer thereof contains any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein contained not misleading.

        5. Representations and Warranties by the New Investors. Each New Investor severally represents and warrants to the Partnership and the Company, and each New Investor acquiring securities from a Selling Investor hereunder represents and warrants to such Selling Investor, as follows:

               5.1 Organization. If such New Investor is an entity, such New Investors is a corporation, limited partnership, general partnership, limited liability company, trust or other entity duly organized, validly existing and in good standing under the laws of the state of its formation and has the power and authority to carry on its business as now being conducted.

               5.2 Authority. Such New Investor has the power to enter into this Agreement and all other agreements, instruments and documents executed and delivered by such New Investor pursuant to this Agreement and to carry out its, his or her obligations hereunder and thereunder. The execution, delivery and performance of each of documents required to be delivered hereunder by such New Investor and the consummation of the transactions contemplated hereby and thereby have been duly authorized by such New Investor, and no other proceeding on the part of such New Investor is necessary to authorize the execution and delivery of any such documents or the performance of any of the transactions contemplated hereby or thereby. Assuming due authorization, execution and delivery of the documents by the other parties thereto, such documents will be legal, valid and binding obligations of such New Investor enforceable against such New Investor in accordance with their respective terms.

               5.3 No Violation. Neither the execution, delivery or performance of any documents required to be delivered hereunder by such New Investor nor consummation of any of the transactions contemplated thereby (i) will violate or conflict with the charter document of such New Investor, (ii) will result in any breach of or default under any provision of any contract or agreement to which such New Investor is bound or to which any property or assets of such New Investor is subject, (iii) is prohibited by or requires such New Investor to obtain or make any consent, authorization, approval, registration or filing under any statute, law, ordinance, regulation, rule, judgment, decree or order of any court or governmental agency, board, bureau, body, department or authority, or of any other person, (iv) will cause any acceleration of maturity of any note, instrument or other obligation to which such New Investor is bound or with respect to which such New Investor is an obligor or guarantor or (v) will result in the creation or imposition of any Encumbrance upon or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to any of the properties, assets, business, agreements or contracts of such New Investor.

               5.4 Litigation. There are no actions, suits, proceedings or investigations, either at law or in equity, or before any commission or other administrative authority in any United States or foreign jurisdiction, of any kind now pending or, to the knowledge of such New Investor, threatened or proposed in any manner, or any circumstances which should or could reasonably form the basis of any such action, suit, proceeding or investigation, involving such New Investor or any of its properties or assets that (i) questions the validity of this Agreement or (ii) seeks to delay, prohibit or restrict in any manner any action taken or contemplated to be taken by such New Investor under this Agreement.

               5.5 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by such New Investor directly with the Company, the Partnership, TransWestern or the other Investors and without the intervention of any other person and in such manner so as not to give rise to any valid claim against any of the parties for a finder's fee, brokerage commission or like payment.

               5.6 No Untrue Statements. No statement by such New Investor contained in this Agreement and no written statement contained in any certificate or other document required to be furnished by any officer, employee, counsel or other agent of such New Investor pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein contained not misleading.

               5.7 Acquisition for Investment. Such New Investor is acquiring the securities being acquired by such New Investor hereunder (such New Investor's, "Acquired Securities"), as appropriate, for investment for its, his or her own account, and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of applicable securities laws. Such New Investor understands that such New Investor's Acquired Securities cannot be sold, transferred or otherwise disposed of without registration under the Securities Act of 1933 and the rules and regulations promulgated thereunder, as amended (the "1933 Act") or an exemption therefrom, and that in the absence of an effective registration statement covering such New Investor's Acquired Securities or an available exemption from registration from the 1933 Act, such New Investor's Acquired Securities must be held indefinitely. In particular, such New Investor is aware that its

Acquired Securities may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of that Rule are met. Such New Investor acknowledges that any certificates evidencing such Acquired Securities to be owned by such New Investor following the Closing shall bear appropriate legends evidencing the foregoing. Such New Investor represents that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its execution and delivery of this Agreement and the other agreements, instruments or documents to be delivered by such New Investor hereunder and the consummation of the transactions contemplated hereby and thereby. Such New Investor is "accredited," as such term is defined in the regulations promulgated under the 1933 Act or has delivered an investor qualification statement acceptable to the Company and the Partnership indicating that such New Investor is not "accredited".

        6. Representations and Warranties of the Selling Investors. Each Selling Investor severally represents and warrants to the Partnership, the Company and each New Investor that is acquiring securities hereunder from such Investor as follows:

               6.1 Organization. If such Selling Investor is an entity, such Selling Investor is a corporation, limited partnership, general partnership, limited liability company, trust or other entity duly organized, validly existing and in good standing under the laws of the state of its formation and has the power and authority to carry on its business as now being conducted.

               6.2 Authority. Such Selling Investor has the power to enter into this Agreement and all other agreements, instruments and documents executed and delivered by such Selling Investor pursuant to this Agreement and to carry out its, his or her obligations hereunder and thereunder. The execution, delivery and performance of each of documents required to be delivered hereunder by such Selling Investor and the consummation of the transactions contemplated hereby and thereby have been duly authorized by such Selling Investor, and no other proceeding on the part of such Selling Investor is necessary to authorize the execution and delivery of any such documents or the performance of any of the transactions contemplated hereby or thereby. Assuming due authorization, execution and delivery of the documents by the other parties thereto, such documents will be legal, valid and binding obligations of such Selling Investor enforceable against such Selling Investor in accordance with their respective terms.

               6.3 No Violation. Neither the execution, delivery or performance of any documents required to be delivered hereunder by such Selling Investor nor consummation of any of the transactions contemplated thereby (i) will violate or conflict with the charter document of such Selling Investor, (ii) will result in any breach of or default under any provision of any contract or agreement to which such Selling Investor is bound or to which any property or assets of such Selling Investor is subject, (iii) is prohibited by or requires such Selling Investor to obtain or make any consent, authorization, approval, registration or filing under any statute, law, ordinance, regulation, rule, judgment, decree or order of any court or governmental agency, board, bureau, body, department or authority, or of any other person, (iv) will cause any acceleration of maturity of any note, instrument or other obligation to which such Selling Investor is bound or with respect to which such Selling Investor is an obligor or guarantor or (v) will result in the creation or imposition of any Encumbrance upon or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to any of the properties, assets, business, agreements or contracts of such Selling Investor.

               6.4 Ownership of Securities. Such Selling Investor owns the securities being transferred by such Selling Investor hereunder, free and clear of any and all Encumbrances and all of the foregoing securities are duly authorized and validly issued and fully paid and non-assessable and none were issued in violation of any preemptive or other right.

               6.5 Litigation. There are no actions, suits, proceedings or investigations, either at law or in equity, or before any commission or other administrative authority in any United States or foreign jurisdiction, of any kind now pending or threatened or proposed in any manner, or any circumstances which should or could reasonably form the basis of any such action, suit, proceeding or investigation, involving such Selling Investor or any of its properties or assets that (i) questions the validity of this Agreement or (ii) seeks to delay, prohibit or restrict in any manner any action taken or contemplated to be taken by such Selling Investor under this Agreement.

               6.6 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by such Selling Investor directly with the Company, the Partnership, TransWestern or the other Investors and without the intervention of any other person and in such manner as not to give rise to any valid claim against any of the parties for a finder's fee, brokerage commission or like payment.

               6.7 No Untrue Statements. No statement by such Selling Investor contained in this Agreement and no written statement contained in any certificate or other document required to be furnished by any officer, employee, counsel or other agent of such Selling Investor pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary in order to make the statements therein contained not misleading.

               6.8 Knowledge; Access. Such Selling Investor represents that it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its execution and delivery of this Agreement and the other documents being executed and delivered by such Selling Investor pursuant hereto and the consummation of the transactions contemplated hereby and thereby. Such Selling Investor further represents that it has had access to, and prior to its execution of this Agreement, the opportunity to ask questions of, and receive answers from, the Company and the Partnership and their respective officers concerning the terms and conditions of the transactions contemplated hereby and to obtain additional information (to the extent that either the Company or the Partnership possessed such information (or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

        7. Covenants of the Parties. Each of the parties hereto, as applicable, covenants and agrees as follows:

               7.1 Non-Solicitation. Each Investor, on behalf of itself and its affiliates, agrees that for a period of two (2) years after the Closing Date (the "Non-Solicitation Period"), such Investor shall not, directly or indirectly, solicit the employment (in any capacity) of or hire any employee of the Partnership, the Company, TransWestern or any of their subsidiaries without the prior written consent of Company. Each Investor agrees that it will not directly or indirectly divulge or appropriate for his, her or its own use, or for the use of any third party, any secret or confidential information or knowledge obtained by such Investor concerning the business of the Company, the Partnership, TransWestern and any of their subsidiaries. This obligation of secrecy shall not apply to information which (i) is or becomes part of the public domain other than through breach of this Agreement or directly or indirectly through the fault of such Investor from an unaffiliated source, which source has no obligation of secrecy to any party hereunder or (ii) is required to be disclosed by law or government order (but only to the extent so required). Each Investor recognizes and affirms that in the event of breach of any of the provisions of this Section 7.1, money damages would be inadequate and the Company, the Partnership and TransWestern would have no adequate remedy at law. Accordingly, such Investor agrees that the Company, the Partnership and TransWestern shall have the right, in addition to any other rights and remedies existing in their favor, to enforce their rights and such Investor's obligations under this Section 8.1 not only by an action or actions for damages, but also by an action or actions for specific performance, injunctive and/or other equitable relief in order to enforce or prevent any violations (whether anticipatory, continuing or future) of this Section 8.1. The obligations of each Investor pursuant to this Section 8.1 are several and applicable only to such Investor.

               7.2 Manager's Non-Competition Agreement. Each Manager acknowledges that in the course of his or her employment with the Partnership, TransWestern and their predecessors he or she has become familiar with TransWestern's trade secrets and with other confidential information concerning the Company, the Partnership, TransWestern and their predecessors and that his or her services have been and will be of special, unique and extraordinary value to the Partnership, the Company and TransWestern. Therefore, such Manager agrees that, for the period commencing on the Closing Date and ending on the later of the second anniversary of the Closing Date and the first anniversary of the date of termination of such Manager's employment with TransWestern or its subsidiaries (the "Noncompete Period"), he or she shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in any yellow page directory publishing business or any business competing for the same customers as the businesses of the TransWestern or its subsidiaries as such businesses exist or are in process during the Noncompete Period within any markets (or markets contiguous thereto) in which the TransWestern or its subsidiaries engage or plan to engage in such businesses during the Noncompete Period. Nothing herein shall prohibit such Manager from (i) being a passive owner of not more than 5% of the outstanding stock of any class of any corporation, so long as such Manager has no active participation in the business of such corporation or (ii) becoming employed by a competitor; provided that such Manager is not directly or indirectly responsible for, or does not have control over, the business of such competitor which directly competes with any of the businesses of the Partnership, TransWestern or its subsidiaries.

               7.3 Code Section 754 Election. The Partnership agrees to take all reasonable efforts to ensure that it has an election pursuant to Section 754 of the Code in effect for the taxable period ending on the Closing Date.

        8. Miscellaneous.

               8.1 Non-Survival of Representations and Warranties; Release Upon Closing. None of the representations and warranties in this Agreement (other than Sections 4.1, 4.2, 4.3, 4.18, 5.1, 5.2, 5.5, 6.1, 6.2, 6.4, and 6.6) shall survive the Closing. Following consummation of the Closing, any breach of representations or warranties by any party shall be deemed to be waived by all other parties, and such other parties shall be deemed to fully release and forever discharge the breaching party on account of any and all claims, demands or charges, known or unknown with respect to the same, except that nothing in this Section 8.1 shall be construed so as to limit the ability of any party to bring a claim or action against any other person for fraud or intentional tort committed directly by such person. The foregoing provision shall not limit any covenant or agreement of any of the parties which by its terms contemplates performance after the Closing.

               8.2 Selling Investors' Post-Closing Access. The Company, the Partnership, TransWestern and their subsidiaries shall fully cooperate with the Selling Investors, to make available to the Selling Investors such assistance and financial, tax and other information (including the books and records of the Company, the Partnership and TransWestern) reasonably requested by any of the Selling Investors in connection with (a) any audit or other investigation by any taxing authority or any required reports or submissions to governmental entities relating to any period (or portion thereof) ending on or before the Closing Date, and (b) matters relating to insurance coverage of the Company, Partnership and TransWestern, third-party litigation, claims, proceedings and investigations involving the Company and the Partnership, if any. The Company, the Partnership and TransWestern shall preserve such information and such books and records for at least four years after the Closing Date.

               8.3 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any Investor hereto without the prior written consent of the Company and the Partnership and neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company, the Partnership or TransWestern without the consent of the New Investors holding a majority of the Class A Units of the Partnership. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other person shall have any right, benefit or obligation hereunder.

               8.4 Notices. Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered in person or by courier, by facsimile transmission or mailed by certified or registered mail, postage prepaid, return receipt requested and shall be deemed to have been given when delivered personally to the recipient, one business day after being sent to the recipient by reputable overnight courier service (charges prepaid for overnight delivery) or five business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, as follows:

        If to the Partnership
          or the Company:             TransWestern Holdings, L.P.
                                      8344 Clairemont Mesa Boulevard
                                      San Diego, California  92111
                                      Attn: Ricardo Puente
                                      Laurence H. Bloch

        With a copy to:               Kirkland & Ellis
                                      200 East Randolph Drive, 57th Floor
                                      Chicago, Illinois 60601
                                      Attn:  William S. Kirsch, P.C.

        With a copy to:               Thomas H. Lee Company
                                      75 State Street
                                      Boston, Massachusetts  02109
                                      Attn: C. Hunter Boll

        If to any Investor:           To the addresses set forth with respect to
                                      such Investors on the Schedule of Selling
                                      Investors or Schedule of New Investors,
                                      as applicable

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

               8.5 Choice of Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the laws of the State of New York except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or the subject of this Agreement, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

               8.6 No Third Party Rights. Except as otherwise specifically provided herein, nothing in this Agreement shall be construed to give any person or entity other the Partnership, the Company, TransWestern and the Investors any legal or equitable right, remedy or claim under this Agreement. This Agreement shall be for the sole and exclusive benefit of the foregoing parties and their respective permitted successors, assigns, heirs and personal representatives.

               8.7 Entire Agreement; Amendments and Waivers. This Agreement, together with all exhibits and schedules hereto and all Executive Agreements executed at any time prior to the date hereof by any Manager or other party hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Partnership, the Company and the New Investors holding a majority of the Class A Units. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

               8.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               8.9 Attorneys' Fees. If any party to this Agreement brings an action to enforce its rights under this Agreement, the prevailing party shall be entitled to recover its costs and expenses, including without limitation reasonable attorneys' fees, incurred in connection with such action, including any appeal of such action.

               8.10 Invalidity. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or of any other such instrument.

               8.11 Headings. The headings of the Paragraphs and Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

               8.12 Expenses. The Partnership and the Company shall pay all costs and expenses, including legal, accounting and other professional fees, incurred by each of the Investors in connection with the negotiation, preparation, and execution of this Agreement.

               8.13 Remedies. All rights, remedies, undertakings, obligations, options, covenants, conditions and agreements contained in this Agreement or provided by law shall be cumulative and no one of them shall be exclusive of any other.

               8.14 Further Assurances. The parties agree to cooperate and take such further action and execute such documents, instruments and certificates as may reasonably be required in order to more effectively carry out the terms of this Agreement and the intentions of the parties.

               8.15 Waiver. Each of the Investors that were party to the Investors Agreement, dated October 1, 1997 (the "1997 Investors Agreement"), acknowledge the transfers and issuances of securities contemplated hereby and consent to such transfers and issuances pursuant to the terms hereof and waive any first refusal, pre-emptive or other similar rights such Investor may have had under the 1997 Investors Agreements with respect to such issuances and transfers. Specifically and without limited the generality of the foregoing, each such Investor hereby waives (i) any right of such Investor pursuant to
Section 2(d) of the 1997 Investors Agreement to participate in the issuances of Preferred Units, Class A Units and Shares being made pursuant to this Agreement and the transactions contemplated hereby and (ii) any right of such Investor pursuant to Section 2(c) of the 1997 Investors Agreement to participate in the sale of Preferred Units, Class A Units and Shares being made pursuant to this Agreement and the transactions contemplated hereby.


                                      *****

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year first above written.

PARTNERSHIP:

TRANSWESTERN HOLDINGS, L.P.

By:     TRANSWESTERN COMMUNICATIONS COMPANY, INC.
        Its General Partner

By:            /s/ Joan M. Fiorito
      ---------------------------------------------------------

Title:         Vice President, Chief Financial Officer
      ---------------------------------------------------------

COMPANY:

TRANSWESTERN COMMUNICATIONS COMPANY, INC.

By:            /s/  Joan M. Fiorito
      ---------------------------------------------------------

Title:         Vice President, Chief Financial Officer
      ---------------------------------------------------------

TRANSWESTERN:

TRANSWESTERN PUBLISHING COMPANY, LLC

By:            /s/  Joan M. Fiorito
      ---------------------------------------------------------

Title:         Vice President, Chief Financial Officer
      ---------------------------------------------------------

INVESTORS:

            /s/ Jody Smyth Jackson
---------------------------------------------------------------
Name:   Jody Smyth Jackson


           /s/  Suzanne M. Stadick
---------------------------------------------------------------
Name:   Suzanne M. Stadick

          /s/  Steven Boucher
---------------------------------------------------------------
Name:   Steven Boucher

        /s/  William Lexa
---------------------------------------------------------------
Name:  William Lexa

        /s/  Lois E. Speights
---------------------------------------------------------------
Name:   Lois E. Speights

         /s/    Keith J. Pattison
---------------------------------------------------------------
Name:  Keith J. Pattison

         /s/     Lauren Louise Jannotto
---------------------------------------------------------------
Name:   Lauren Louise Jannotto

          /s/  W. Stephen Martin
---------------------------------------------------------------
Name:  W. Stephen Martin

          /s/     Robert DiBella
---------------------------------------------------------------
Name:  Robert DiBella

BLOCH 1997 CHILDREN'S TRUST--REISA BLOCH

         /s/  Cindy Bloch
---------------------------------------------------------------
By:      Cindy Bloch, its Trustee

BLOCH 1997 CHILDREN'S TRUST--MATTHEW BLOCH

         /s/    Cindy Bloch
---------------------------------------------------------------
By:       Cindy Bloch, its Trustee

VICTORIA L. WELCH DECLARATION OF TRUST

      /s/  Victoria L. Welch
---------------------------------------------------------------
By:     Victoria L. Welch, its Trustee

           /s/   Richard Mellert
---------------------------------------------------------------
Name:  Richard Mellert

           /s/ Robert Bambace
---------------------------------------------------------------
Name:  Robert Bambace

             /s/  William Raymond
---------------------------------------------------------------
Name:  William Raymond

FIORITO FAMILY TRUST

            /s/ Joan M. Fiorito
---------------------------------------------------------------
By:  Joan M. Fiorito, its Trustee

            /s/  Rock B. Clum
---------------------------------------------------------------
Name:  Rock B. Clum

             /s/   James D. Durance
---------------------------------------------------------------
Name:  James D. Durance

              /s/    Ita Shea Oglesby
---------------------------------------------------------------
Name:  Ita Shea Oglesby

              /s/   Arthur Flick
---------------------------------------------------------------
Name:  Arthur Flick

               /s/ Richard Dailey
---------------------------------------------------------------
Name:  Richard Dailey

                /s/   Dennis Reinert
---------------------------------------------------------------
Name:  Dennis Reinert

MARYBETH BRENNAN TRUST

           /s/    Marybeth Brennan
---------------------------------------------------------------
By:  Marybeth Brennan, its Trustee

RICARDO PUENTE 1995 TRUST

            /s/   Ricardo Puente
---------------------------------------------------------------
By:  Ricardo Puente, its Trustee

RICARDO PUENTE LIVING TRUST

          /s/     Ricardo Puente
---------------------------------------------------------------
By:  Ricardo Puente, its Trustee

BAR JOHN SUSTER III AND GERI REID SUSTER FAMILY TRUST

           /s/     Geri Reid Suster
---------------------------------------------------------------
By:  Geri Reid Suster, Trustee

            /s/  Richard L. Larkin
---------------------------------------------------------------
Name:  Richard L. Larkin

LAURENCE BLOCH AND CINDY C. BLOCH LIVING TRUST

            /s/   Laurence  Bloch
---------------------------------------------------------------
By:  Laurence Bloch, Trustee

            /s/ Greg Hopwood
---------------------------------------------------------------
Name:  Greg Hopwood

MICHAEL AND VALERIE BYNUM LIVING TRUST

           /s/   Michael Bynum
---------------------------------------------------------------
By:  Michael Bynum, Trustee

          /s/   Billy J. Huddleston, Jr.
---------------------------------------------------------------
Name:  Billy J. Huddleston, Jr.

SIU/HARDESTY FAMILY TRUST

         /s/   Cynthia Hardesty
---------------------------------------------------------------
By:  Cynthia Hardesty, Trustee

          /s/    John K. Erickson
---------------------------------------------------------------
Name:  John K. Erickson

           /s/  Richard Beck
---------------------------------------------------------------
Name:  Richard Beck

           /s/  Kim A. Kaznowski
---------------------------------------------------------------
Name:  Kim A. Kaznowski

            /s/  Shari Godgart
---------------------------------------------------------------
Name:  Shari Godgart

           /s/  Gary Freeman Nevins
---------------------------------------------------------------
Name:  Gary Freeman Nevins

           /s/  Russell K. Martin
---------------------------------------------------------------
Name:  Russell K. Martin

           /s/  Steve Alan Sparks
---------------------------------------------------------------
Name:  Steve Alan Sparks

            /s/  Lois E. Speights
---------------------------------------------------------------
Name:   Lois E. Speights

           /s/  Ricardo Puente
---------------------------------------------------------------
Name:  Ricardo Puente

          /s/  Laurence H. Bloch
---------------------------------------------------------------
Name:  Laurence H. Bloch

           /s/  Marybeth Brennan
---------------------------------------------------------------
Name:  Marybeth Brennan

          /s/   Joan Fiorito
---------------------------------------------------------------
Name:  Joan Fiorito

          /s/  Michael Bynum
---------------------------------------------------------------
Name:  Michael Bynum

          /s/  Geri Suster
---------------------------------------------------------------
Name:  Geri Suster

          /s/   Victoria L. Welch
---------------------------------------------------------------
Name:  Victoria L. Welch

          /s/  Cynthia Hardesty
---------------------------------------------------------------
Name:  Cynthia Hardesty

CIBC WG ARGOSY MERCHANT FUND 2, L.L.C.

By:         /s/    Steve A. Flynn
     ----------------------------------------------------------
Name:  Steve A. Flynn
Its:  Executive Director


CO-INVESTMENT MERCHANT FUND 2, L.L.C.

By:         /s/    Steve A. Flynn
     ----------------------------------------------------------
Name:  Steve A. Flynn
Its:  Attorney-in-Fact

CO-INVESTMENT MERCHANT FUND 3, L.L.C.

By:         /s/    Steve A. Flynn
     ----------------------------------------------------------
Name:  Steve A. Flynn
Its:  Attorney-in-Fact

CIVC PARTNERS III GP

By:         /s/    Marcus Wedner
     ----------------------------------------------------------
Name:  Marcus Wedner
Its:  Partner

CIVC PARTNERS FUND, L.P.

By:         /s/    Marcus Wedner
     ----------------------------------------------------------
Name:  Marcus Wedner
Its:  Partner

CONTINENTAL ILLINOIS VENTURE CORPORATION

By:         /s/    Marcus Wedner
     ----------------------------------------------------------
Name:  Marcus Wedner
Its:  Partner

CIVC PARTNERS III

By:         /s/    Marcus Wedner
     ----------------------------------------------------------
Name:  Marcus Wedner
Its:  Partner

CIVC PARTNERS IIIA

By:         /s/    Marcus Wedner
     ----------------------------------------------------------
Name:  Marcus Wedner
Its:  Partner

CIVC ASSOCIATES FUND II

By:         /s/    Marcus Wedner
     ----------------------------------------------------------
Name:  Marcus Wedner
Its:  Partner


        /s/     Daniel G. Helle
---------------------------------------------------------------
Name:  Daniel G. Helle

         /s/    Christopher J. Perry
---------------------------------------------------------------
Name:  Christopher J. Perry

         /s/  Sue C. Rushmore
---------------------------------------------------------------
Name:  Sue C. Rushmore

         /s/  Thomas E. Van Pelt, Jr.
---------------------------------------------------------------
Name:  Thomas E. Van Pelt, Jr.

         /s/  Marcus D. Wedner
---------------------------------------------------------------
Name:  Marcus D. Wedner

FIRST UNION MERCHANT BANKING-1997, LLC

By:         /s/    Scott Perper
      ---------------------------------------------------------
Name:  Scott Perper
Its:  Partner

FIRST UNION CAPITAL PARTNERS 2001, LLC

By:         /s/    Scott Perper
      ---------------------------------------------------------
Name:  Scott Perper
Its:  Partner

PROVIDENCE EQUITY PARTNERS III L.P.

By:  Providence Equity GP III LP, its general partner
By:  Providence Equity Partners III L.L.C., its general partner

By:         /s/    Christopher Halpin
      ---------------------------------------------------------
Name:  Christopher Halpin
Its:  Partner


PROVIDENCE EQUITY OPERATING PARTNERS III L.P.

By:  Providence Equity GP III LP, its general partner
By:  Providence Equity Partners III L.L.C., its general partner

By:         /s/    Christopher Halpin
      ---------------------------------------------------------
Name:  Christopher Halpin
Its:  Partner

THOMAS H. LEE EQUITY FUND III, L.P.

By:  THL Equity Advisors Limited Partnership III, its general partner
By:  THL Equity Trust III, its general partner

By:         /s/    Thomas H. Lee
      ---------------------------------------------------------
Name:  Thomas H. Lee
Its:  Chairman

TW INTEREST HOLDING CORP.

By:         /s/   Scott A. Schoen
      ---------------------------------------------------------
Its:  President

THOMAS H. LEE FOREIGN FUND III, L.P.

By:  THL Equity Advisors Limited Partnership III, its general partner
By:  THL Equity Trust III, its general partner

By:         /s/    Thomas H. Lee
      ---------------------------------------------------------
Name:  Thomas H. Lee
Its:  Chairman

THOMAS H. LEE INVESTORS LIMITED PARTNERSHIP
(f/k/a THL-CCI LIMITED PARTNERSHIP)

By:  THL Investment Management Corp., its general partner

By:         /s/    Thomas H. Lee
      ---------------------------------------------------------
Name:  Thomas H. Lee
Its:  Director


         /s/     David V. Harkins
---------------------------------------------------------------
Name:  David V. Harkins

THE 1995 HARKINS GIFT TRUST

         /s/     Sheryll J. Harkins, Trustee
---------------------------------------------------------------
Name:  Sheryll J. Harkins
Its:  Trustee


          /s/    Thomas R. Shepherd
---------------------------------------------------------------
Name:  Thomas R. Shepherd


          /s/    Scott A. Schoen
---------------------------------------------------------------
Name:  Scott A. Schoen

          /s/   C. Hunter Boll
---------------------------------------------------------------
Name:  C. Hunter Boll

          /s/  Scott M. Sperling
---------------------------------------------------------------
Name:  Scott M. Sperling

          /s/  Anthony J. DiNovi
---------------------------------------------------------------
Name:  Anthony J. DiNovi

         /s/  Thomas M. Hagerty
---------------------------------------------------------------
Name:  Thomas M. Hagerty

         /s/  Warren C. Smith, Jr.
---------------------------------------------------------------
Name:  Warren C. Smith, Jr.

         /s/  Seth W. Lawry
---------------------------------------------------------------
Name:  Seth W. Lawry

         /s/  Joseph J. Incandela
---------------------------------------------------------------
Name:  Joseph J. Incandela

         /s/  Kent R. Weldon
---------------------------------------------------------------
Name:   Kent R. Weldon

           /s/   Terrence M. Mullen
---------------------------------------------------------------
Name:  Terrence M. Mullen

          /s/   Todd M. Abbrecht
---------------------------------------------------------------
Name:  Todd M. Abbrecht

          /s/   Wendy L. Masler
---------------------------------------------------------------
Name:  Wendy L. Masler

         /s/  Andrew D. Flaster
---------------------------------------------------------------
Name:  Andrew D. Flaster

         /s/  Kristina A. Weinberg Watts
---------------------------------------------------------------
Name:  Kristina A. Weinberg Watts

        /s/  Andrew T. Mulderry
---------------------------------------------------------------
Name:  Andrew T. Mulderry

       /s/  George R. Taylor
---------------------------------------------------------------
Name:  George R. Taylor

        /s/  Charles W. Robins
---------------------------------------------------------------
Name:  Charles W. Robins

       /s/  James Westra
---------------------------------------------------------------
Name:  James Westra

WCS TRUSTEE MARTHA MARKS IRREVOCABLE FAMILY TRUST

By:       /s/  W.L. Smith
      ---------------------------------------------------------
Its:  Trustee

            /s/    Charles A. Brizius
---------------------------------------------------------------
Name:  Charles A. Brizius

           /s/   Jeffrey B. Kovach
---------------------------------------------------------------
Name:  Jeffrey B. Kovach

           /s/   Anjan Mukherjee
---------------------------------------------------------------
Name:  Anjan Mukherjee

         /s/     Charles S. Woo
---------------------------------------------------------------
Name:  Charles S. Woo

THL EQUITY FUND V BRIDGE CORP.

By:           /s/  Scott A. Schoen
     ----------------------------------------------------------
Its:  President

SMITH FAMILY LIMITED PARTNERSHIP

By:          /s/  W.L. Smith
     ----------------------------------------------------------
Its:  Partner

            /s/      Barbara F. Lee
---------------------------------------------------------------
Name:  Barbara F. Lee

CAYMAN BLOCKER I CORP.

By:          /s/  Scott A. Schoen
     ----------------------------------------------------------
Its:  President

PARALLEL BLOCKER I CORP.

By:          /s/  Scott A. Schoen
     ----------------------------------------------------------
Its:  President

STATE STREET BANK AND TRUST COMPANY, not personally, but solely as Trustee under the 1997 Thomas H.
Lee Nominee Trust

By:          /s/  Gerald R. Wheeler
     ----------------------------------------------------------
Its:  Vice President


PUTNAM INVESTMENTS HOLDINGS, LLC

By:  Putnam Investments Holdings, LLC, its Managing Member
By:  Putnam Investments, LLC, its Managing Member

By:          /s/    William H. Woolverton
     ----------------------------------------------------------
Its:  Managing Director


PUTNAM INVESTMENTS EMPLOYEES' SECURITIES COMPANY I LLC

By:  Putnam Investments Holdings, LLC, its Managing Member
By:  Putnam Investments, LLC, its Managing Member

By:          /s/    William H. Woolverton
     ----------------------------------------------------------
Its:  Managing Director

PUTNAM INVESTMENTS EMPLOYEES' SECURITIES COMPANY II LLC

By:  Putnam Investments Holdings, LLC, its Managing Member
By:  Putnam Investments, LLC, its Managing Member

By:          /s/    William H. Woolverton
     ----------------------------------------------------------
Its:  Managing Director

THOMAS H. LEE INVESTORS LIMITED PARTNERSHIP (f/k/a/ THL-CCI LIMITED
PARTNERSHIP)

By:  THL Investment Management Corp., its General Partner

By:          /s/    Thomas H. Lee
     ----------------------------------------------------------
Its:  Director

THL EQUITY TRUST III

By:         /s/   Thomas H. Lee
     ----------------------------------------------------------
Its:  Chairman

SCHOEN FAMILY LIMITED PARTNERSHIP

By:         /s/   Scott Schoen
     ----------------------------------------------------------
Its:  Partner

SPERLING FAMILY LIMITED PARTNERSHIP

By:         /s/   Scott Sperling
     ----------------------------------------------------------
Its:  Partner

THL EQUITY ADVISORS III LIMITED PARTNERSHIP

By:  THL Equity Trust III, its General Partner

By:          /s/    Thomas H. Lee
     ----------------------------------------------------------
Its:  Chairman